Exhibit 1.2

ACE INA HOLDINGS INC.

(a Delaware corporation)

Senior Debt Securities

Unconditionally Guaranteed as to Payment of

Principal, Premium, if any, and Interest by

ACE LIMITED

TERMS AGREEMENT

June 2, 2004

To:	ACE INA HOLDINGS INC.
1601 Chestnut Street
P.O. Box 41484
Philadelphia, PA 19101-1481

ACE LIMITED
ACE Global Headquarters
17 Woodbourne Avenue
Hamilton HM 08, Bermuda

Ladies and Gentlemen:

We understand that ACE INA Holdings Inc., a Delaware corporation (the “Company”), proposes to issue and sell $500,000,000 aggregate principal amount of its 5.875% Senior Notes due 2014 (the “Underwritten Securities”), which will be unconditionally guaranteed as to payment of principal, premium, if any, and interest by ACE Limited, a Cayman Islands company (the “Guarantor”). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the “Underwriters”) offer to purchase, severally and not jointly, the principal amount of Underwritten Securities opposite their names set forth below at the purchase price set forth below.

Name of Underwriter	Principal Amount of Underwritten Securities
Citigroup Global Markets Inc.	$150,000,000
J.P. Morgan Securities Inc.	150,000,000
Barclays Capital Inc.	33,333,000
Deutsche Bank Securities Inc.	33,333,000
Wachovia Capital Markets, LLC	33,333,000
ABN AMRO Incorporated	15,000,000
Lazard Frères & Co. LLC	15,000,000
Credit Lyonnais Securities (USA) Inc.	15,000,000
RBC Capital Markets Corporation	15,000,000
BNP Paribas Securities Corp.	6,667,000
Comerica Securities, Inc.	6,667,000
HSBC Securities (USA) Inc.	6,667,000
ING Financial Markets LLC	6,667,000
Scotia Capital (USA) Inc.	6,667,000
The Royal Bank of Scotland plc	6,666,000

Total	$500,000,000

The Underwritten Securities have the following terms:

Title:	5.875% Senior Notes due 2014
Rank:	Senior Debt
Ratings:	Moody’s Investors Service, Inc. – A3
Standard & Poor’s Rating Service – BBB+
Aggregate principal amount:	$500,000,000
Denominations:	$1,000 and integral multiples thereof.
Currency of payment:	United States dollars
Interest rate or formula:	5.875% per annum
Interest payment dates:	Each June 15 and December 15, commencing December 15, 2004
Regular record dates:	Each June 1 and December 1
Stated maturity date:	June 15, 2014
Redemption provisions:	As disclosed in the Company’s Prospectus Supplement dated June 2, 2004, to Prospectus dated June 2, 2004
Sinking fund requirements:	None
Conversion or exchange provisions:	None
Listing requirements:	None
Fixed or Variable Price Offering:	Fixed Price Offering

Initial public offering price:	99.886% of the principal amount, plus accrued interest, if any, from June 9, 2004.

Purchase price:	99.236% of principal amount.

Form:	Global certificate representing the Underwritten Securities registered in the name of Cede & Co., as nominee of The Depository Trust Company

Other terms and conditions:	The Underwritten Securities will be issued under an indenture, dated as of August 17, 1999, among the Company, the Guarantor and J.P. Morgan Trust Company, National Association, as trustee (the “Senior Indenture”). All references in the Underwriting Agreement (as defined below) to the “applicable Indenture” shall be deemed to refer to the Senior Indenture.

Closing date and location:	June 9, 2004; Sidley Austin Brown & Wood llp, 787 Seventh Avenue, New York, New York 10019

Notices: Notice to the Underwriters shall be directed c/o:

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Attention: Louis De Caro

with copies to:

Citigroup Global Markets Inc.

388 Greenwich Street, 32nd Floor

New York, New York 10013

Attention: Patrice A. Altongy

All of the provisions contained in the document attached as Annex I hereto entitled “ACE INA HOLDINGS INC.—Senior and Subordinated Debt Securities – Unconditionally Guaranteed as to Payment of Principal, Premium, if any, and Interest by ACE LIMITED —Underwriting Agreement” are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Please accept this offer no later than 8:00 P.M. (New York City time) on June 2, 2004 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.

J.P. MORGAN SECURITIES INC.

BARCLAYS CAPITAL INC.

DEUTSCHE BANK SECURITIES INC.

WACHOVIA CAPITAL MARKETS, LLC

ABN AMRO INCORPORATED

LAZARD FRÈRES & CO. LLC

CREDIT LYONNAIS SECURITIES (USA) INC.

RBC CAPITAL MARKETS CORPORATION

BNP PARIBAS SECURITIES CORP.

COMERICA SECURITIES, INC.

HSBC SECURITIES (USA) INC.

ING FINANCIAL MARKETS LLC

SCOTIA CAPITAL (USA) INC.

THE ROYAL BANK OF SCOTLAND PLC

By:	CITIGROUP GLOBAL MARKETS INC.

By	/s/ Scott Littlejohn
Authorized Signatory

By:	J.P. MORGAN SECURITIES INC.

By	/s/ Carl J. Mehldau Jr.
Authorized Signatory

Acting on behalf of themselves and as Representatives of the other named Underwriters.

Accepted:

ACE INA HOLDINGS INC.

By	/s/ James. M. English
Name:	James M. English
Title:	Chief Operating Officer

ACE LIMITED

By	/s/ Peter Mear
Name:	Peter Mear
Title:	General Counsel

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